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                         INNOVATIVE TECH SYSTEMS, INC.
                 JULY 27, 1998 SPECIAL MEETING OF SHAREHOLDERS
                       PROXY FOR HOLDERS OF COMMON STOCK
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints WILLIAM M. THOMPSON, JOHN M. THOMPSON, and DEBORAH A. HAYS, and each of them, with full power of substitution, to represent the undersigned and to vote all the shares of stock in Innovative Tech Systems, Inc., an Illinois corporation (the "Company" or "Innovative"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of said Company to be held on July 27, 1998, at The Courtyard by Marriott, 2350 Easton Road, Willow Grove, Pennsylvania 19090 at 10:00 a.m., local time, and at any adjournment or postponement thereof, (1) as hereinafter specified upon Proposal 1 listed below and as more particularly described in the Proxy Statement/Prospectus dated June 23, 1998 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting, including any motion to adjourn to permit further solicitation of proxies if necessary, or any postponements or adjournments thereof.

    THE SHARES REPRESENTED HEREBY SHALL BE VOTED UPON PROPOSAL 1 AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSAL 1 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ANY MOTION TO ADJOURN TO PERMIT FURTHER SOLICITATION OF PROXIES, IF NECESSARY, TO ESTABLISH A QUORUM OR TO OBTAIN ADDITIONAL VOTES IN FAVOR OF THE MERGER AGREEMENT AND THE MERGER (AS DEFINED IN THE PROXY STATEMENT), OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

The Board of Directors of Innovative recommends a vote FOR the following proposals:

1. To approve and adopt the Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of May 7, 1998, by and among Peregrine Systems, Inc., a Delaware corporation ("Peregrine"), Homer Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Peregrine ("Merger Sub"), and Innovative, pursuant to which, among other things, (a) Merger Sub will be merged with and into Innovative, whereby Innovative will be the surviving corporation and will become a wholly-owned subsidiary of Peregrine (the "Merger") and (b) each outstanding share of common stock, par value $0.0185 per share, of Innovative will be converted into the right to receive
    0.2341 of a share of common stock, par value $0.001 per share, of Peregrine.

         / / FOR                / / AGAINST                / / ABSTAIN

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE
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2.  To transact such other business as may properly come before the special meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or to obtain additional votes in favor of the Merger, or any postponements or adjournments thereof.

         / / FOR                / / AGAINST                / / ABSTAIN

                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

                              MARK HERE IF YOU PLAN TO ATTEND THE MEETING / /

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED.

Please sign below. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacities.
                                          Signature: ___________________________
                                          Date: ________________________________
                                          Signature: ___________________________
                                          Date: ________________________________